EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-143026 and 333-158473) and S-8 (File Nos. 33-27078, 33-57887, 33-65050, 333-07283, 333-17073, 333-50353, 333-65449, 333-71249, 333-82549, 333-99271, 333-102545, 333-103341, 333-111170, 333-120620, 333-133667, 333-135459, 333-140091, 333-148357, 333-159711, 333-167536 and 333-171717) of Micron Technology, Inc. of our report dated October 26, 2010 except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in reportable segments described in the Segment Information  note, which is as of April 13, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
April 13, 2011